Exhibit 24(b)8(aa)(iii)

THIRD AMENDMENT

to

PARTICIPATION AGREEMENT

Among

MINNESOTA LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

PIMCO INVESTMENTS LLC

THIS AMENDMENT (“Amendment”) is made as of May 1, 2019 by and among PIMCO Investments LLC (“PI”), PIMCO Variable Insurance Trust (the “Fund”) and Minnesota Life Insurance Company (the “Company”).

WHEREAS, the Company, the Fund and Allianz Global Investors Distributors LLC (“AGID”) entered into a Participation Agreement dated April 9, 2010, as amended (the “Agreement”); and

WHEREAS, all of AGID’s rights, titles and interests and duties, liabilities and obligations under the Agreement were irrevocably novated and transferred to PI through a Novation of and Amendment to Participation Agreement dated March 15, 2011 by and among AGID, PI, the Fund and the Company; and

WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

WHEREAS, the parties desire to amend the Agreement by deleting the current Schedule A in its entirety and replacing it with the Schedule A attached hereto; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of their mutual covenants herein contained and for other good and valuable consideration, the Company, the Fund and PI agree to amend the Agreement as follows:

1.	The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

2.	Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

PIMCO INVESTMENTS LLC
By:	/s/ Eric M. Sutherland
Name:	Eric M. Sutherland
Title:	President

PIMCO VARIABLE INSURANCE TRUST

By:	/s/ Peter Strelow
Name:	Peter Strelow
Title:	President

MINNESOTA LIFE INSURANCE COMPANY

By:	/s/ Daniel Kruse
Name:	Daniel Kruse
Title:	Vice President and Actuary

Schedule A

The term “Designated Portfolio” of the Fund will include any Advisor Class and Institutional Class shares of any Portfolio of the Fund as well as the Advisor Class and Institutional Class shares of any Portfolio of the Fund (now existing or hereafter created) created subsequent to the date hereof.

Segregated Asset Accounts:

Variable Annuity Account

Minnesota Life Variable Life Account

Minnesota Life Individual Variable Universal Life Account